Exhibit 10.17

[TO BE TYPED ON THE LETTERHEAD OF THE UNIVERSITY OF BRITISH COLUMBIA]

November 14, 2002

OncoGenex Technologies Inc.
203, 1275 West 6th Avenue
Vancouver, BC   V6H 1A6

Dear Sirs/Mesdames:

Re:          Collaborative Research Agreement and License Agreement

WHEREAS

A.                            OncoGenex and UBC entered into a license agreement dated November 15, 2001 (the “BP5 License”);

B.                            It is contemplated that UBC will enter into a second license agreement (the “BP2 License”) and a collaborative research agreement;

C.                            UBC and OncoGenex acknowledge that within the BP5 License and BP2 License there are three separate technologies included, being “BP2”, “BP5” and “Bispecific”;

D.                            It is intended that one of BP2, BP5 or Bispecific may become a lead product of OncoGenex and that the other two technologies may be required to support the intellectual property position of OncoGenex in respect of such product;  and

E.                             OncoGenex has not yet determined which patent will issue first and/or which technology will become the lead product for this group of technologies.

The purpose of this letter is document the understanding which the parties have reached as follows:

1.             Upon FDA approval of a product based upon BP2, BP5 or Bispecific, UBC and OncoGenex agree that they shall determine within 120 days of the approval which license agreement dominates the product to be developed;  and

2.             The parties agree that it is not intended that the royalties payable pursuant to the BP5 License and BP2 License shall be cumulative with respect to any one product that practises one or more patents under both BP2 License and BP5 License.

Please acknowledge your agreement to the terms and conditions contained within this agreement.

Yours truly,	Acknowledged by:

The University of British Columbia	OncoGenex Technologies Inc.

/s/ Caroline Bruce	/s/ Scott Cormack
Dr. Caroline Bruce	Name: S. Cormack
Title: President & CEO
Date: November 15 / 02